FORM 8-K

                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.   20549

                               CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  February 18, 1994

                             THE VALSPAR CORPORATION



     Delaware                        1-3011                 36-2443580
(State or other Jurisdiction     (Commission File      (IRS Employer
of Incorporation)                 Number)               Identification No.)


1101 Third Street South, Minneapolis, Minnesota              55415
(Address of Principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:   (612)332-7371



                               Not applicable
       (Former name or former address, if changed, since last report)





Item 2.  Acquisition or Disposition of Assets.

         On February 18, 1994, McWhorter, Inc., a California corporation and a wholly-owned subsidiary of the Company, acquired substantially all of the assets (the "Acquisition") of the Resin Products Division (the "Resin Products Division") of Cargill, Incorporated, a Delaware corporation ("Cargill"). Immediately after the Acquisition, McWhorter, Inc. was merged into McWhorter Technologies, Inc., a Delaware corporation ("McWhorter"), with the surviving Delaware corporation remaining a wholly-owned subsidiary of the Company. Pursuant to a Consent Order dated September 30, 1993 (the "Consent Order") among the Company, McWhorter and the Federal Trade Commission (the "FTC"), the Company will effect a distribution (the "Distribution") of 100% of the outstanding shares of the Common Stock of McWhorter to the holders of Common Stock of the Company on a date (the "Distribution Date") expected to be in late April or May, 1994. Each Valspar stockholder will receive one (1) share of McWhorter Common Stock, with associated preferred stock purchase rights, for every two (2) shares of Valspar Common Stock held on the record date, April 15, 1994. It is expected that application will be made to list the McWhorter Common Stock on the New York Stock Exchange.

         In the Acquisition, McWhorter acquired from Cargill, for approximately $76 million in cash, substantially all of the assets, consisting primarily of inventory and fixed assets but excluding accounts receivable, of the Resin Products Division (the "Acquisition"). Prior to the Acquisition, the Resin Products Division was the second largest solvent-based surface coatings resin producer in the United States, while McWhorter was the third largest. The Resin Products Division generated in excess of $200 million of sales during Cargill's most recent fiscal year ended May 31, 1993 and approximately $94 million during the five months ended October 31, 1993. McWhorter acquired, as part of the Acquisition, five resin manufacturing plants located in Carpentersville, Illinois; Chicago Heights, Illinois; Forest Park, Georgia; Ennis, Texas; and Lynwood, California. The Sale and Purchase of Assets Agreement dated as of May 19, 1993, as subsequently amended (the "Purchase Agreement") contains extensive provisions dealing with the assumption by McWhorter or retention by Cargill of environmental obligations in connection with the assets acquired from the Resin Products Division. The Purchase Agreement also provides that, for matters other than those directly related to environmental laws, McWhorter and Cargill will each indemnify the other for any damages resulting from the breach of any of its representations and warranties and for any claims asserted that relate to the period of time during which such party holds or has held the Resin Products Division's assets, subject to certain limitations.
         The general terms and conditions of the proposed Distribution are set forth in a Distribution Agreement dated as of February 18, 1994 (the "Distribution Agreement") and related agreements entered into between Valspar and McWhorter. The Distribution Agreement provides, among other things, for the transfer on the Distribution Date to Valspar of all assets of McWhorter located at facilities in Los Angeles, California; Rockford, Illinois; Kankakee, Illinois; and Garland, Texas (the "Conveyed Assets") and the assumption by Valspar of substantially all related liabilities. McWhorter has agreed to indemnify Valspar and each of Valspar's directors, officers, employees, agents and affiliates with respect to liabilities related to the operation of the properties retained by McWhorter and Valspar has agreed to indemnify McWhorter and each of McWhorter's directors, officers, employees, agents and affiliates with respect to liabilities related to the Conveyed Assets and certain retained liabilities.

         The Consent Order contains restrictions on the relationship between Valspar and McWhorter following the Distribution. Thus, except for certain matters provided for in the Distribution Agreement and other agreements designed to provide an orderly transition of Valspar and McWhorter to the status of two separate independent companies, it is expected that Valspar and McWhorter will cease to have any material contractual or other material relationship with each other following the Distribution. Such agreements relate to matters including the cross-licensing of certain technology, the joint defense of certain environmental matters, certain tolling arrangements, a raw materials purchasing cooperative, a tax sharing agreement and certain property leases.

         The $76 million cash purchase price in the Acquisition and the initial operating capital to be available to McWhorter following the Distribution were derived from payment of an intercompany receivable due from Valspar and bank financing. The receivable related to previous intercompany transactions, principally the Company's practice of periodically sweeping McWhorter's cash surpluses for consolidated cash management purposes. Valspar paid cash to McWhorter in the full amount of the $44 million receivable immediately prior to the Acquisition, and McWhorter used the proceeds of such payment as purchase price consideration for the Acquisition. Also, McWhorter has entered into a revolving credit agreement with a group of banks led by Wachovia Bank of Georgia, N.A., which provides a $60 million unsecured revolving credit facility (the "Credit Facility") which was used to finance approximately $31 million of the purchase price paid in the Acquisition. The balance of the Credit Facility is available to finance the working capital needs of McWhorter.

         Prior to the Distribution, each holder of Valspar Common Stock will receive an Information Statement/Prospectus including additional information about McWhorter and the Distribution.

Item 7.  Financial Statements and Exhibits.

         (a)     Financial Statements of Business Acquired.

                 It is currently impracticable to provide the required financial statements of the acquired business.
                 Pursuant to paragraph (a)(4) of Item 7 of Form 8-K, such financial information will be filed by amendment not later than 60 days after the due date of this report on Form 8-K.

         (b)     Pro Forma Financial Information.

                 It is currently impracticable to provide the required pro forma financial information.
                 Pursuant to paragraph (b)(2) of Item 7 of Form 8-K, such financial information will be filed by amendment not later than 60 days after the due date of this report on Form 8-K.

         (c)     Exhibits.

                 *10.1    Form of Distribution Agreement

                 *10.2    Form of Environmental Matters Agreement

                 *10.3    Form of Technology License Agreement

                 *10.4    Form of Tax Sharing Agreement

                **10.5  Master Tolling Agreement

                 *10.6 Sale and Purchase of Assets Agreement between Cargill, Incorporated and McWhorter, Inc. dated as of May 19, 1993, as subsequently modified and amended

                 *10.7 Agreement Containing Consent Order executed as of September 30, 1993 by the Federal Trade Commission, The Valspar Corporation and
                          McWhorter, Inc.

                 **10.8 $60,000,000 Credit Agreement dated as of February 1, 1994 among McWhorter, Inc., McWhorter Technologies, Inc., the Banks listed therein and Wachovia Bank of Georgia, N.A., as Agent

_________________________
 * Incorporated by reference to Exhibits 10.1, 10.3, 10.4, 10.5, 10.12 and 10.13, respectively, to the Registration Statement on Form 10 of McWhorter Resins, Inc. (subsequently known as McWhorter Technologies, Inc.) filed on December 3, 1993.

** Incorporated by reference to Exhibits 10.5 and 10.13, respectively, to the Registration Statement on Form S-1 of McWhorter
         Technologies, Inc. (File No. 33-75726).


                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 THE VALSPAR CORPORATION



                                  By_______________________________________
                                    Printed Name: Rolf Engh
                                    Title: General Counsel and Secretary

                                    Date:  March 7, 1994





























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